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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): August 9, 2000

                             ECC INTERNATIONAL CORP.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

              001-8988                              23-1714658
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      (Commission File Number)           (IRS Employer Identification No.)

    2001 West Oak Ridge Road, Orlando, Florida            32809-3981
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     (Address of Principal Executive Offices)             (Zip Code)

                                 (407) 859-7410
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               Registrant's Telephone Number, Including Area Code

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. OTHER EVENTS.

On August 9, 2000, the board of directors of ECC International Corp. (the "Company") voted to terminate the Rights Agreement, dated as of August 27, 1996, between the Company and Mellon Bank, N.A. (the "Rights Agent"), as amended (the "Rights Agreement") and to redeem all outstanding rights (the "Rights") under the Rights Agreement. Pursuant to the terms of the Rights Agreement, immediately upon notice of redemption by the Company to the Rights Agent, the rights of holders to exercise the then outstanding Rights will terminate and the only right of such holders will be to receive a redemption price of $.01 per Right. The board of directors of the Company has set August 9, 2000 as the record date for determination of stockholders in connection with this redemption. Stockholders of record on the record date will receive $.01 in cash for each share held of the Company's Common Stock, par value $.10 per share ("Common Stock"). As of August 9, 2000, there were 8,481,067 shares of Common Stock outstanding. The payment date of the aggregate redemption price of $84,810.67 will be made on or about September 1, 2000.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 24, 2000                  ECC INTERNATIONAL CORP.
                                        (Registrant)

                                        By: /s/ MELISSA VAN VALKENBURGH
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                                           Melissa Van Valkenburgh
                                           Vice President and Chief Financial
                                           Officer





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